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                                                                    EXHIBIT 99.1

        NEWS BULLETIN                   RE:    MARKETING SPECIALISTS
            FROM:                              17855 NORTH DALLAS PARKWAY
THE FINANCIAL RELATIONS BOARD                  DALLAS, TX 75287
       BSMG WORLDWIDE                          (NASDAQ/NMS: MKSP)
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FOR FURTHER INFORMATION:

AT THE COMPANY                                 AT THE FINANCIAL BOARD
Gerald Leonard, President &                    Analyst Info: Michelle Cicoria

CHIEF EXECUTIVE OFFICER                        (617) 369-9243

(781) 828-4800                                 General Info: Paula Schwartz
Timothy M. Byrd, Chief Financial Officer       Media Info: Judith Sylk Siegel
(972) 860-7530                                 (212) 661-8030
Randall Oxford, Media Relations
972-349-6580

FOR IMMEDIATE RELEASE
January 28, 2000

           MARKETING SPECIALISTS CLOSES ACQUISITION OF JOHNSON-LEIBER

                 Company Expands Operations in Pacific Northwest

DALLAS, TX... JANUARY 28, 2000 - Marketing Specialists Corporation (Nasdaq/NMS:MKSP), one of the nation's leading food brokers, today announced the closing of its acquisition of Johnson-Leiber representing an expansion by the company of its existing operations in the Pacific Northwest. The transaction has a current value of approximately $8.5 million, of which approximately $3.0 million is in cash ($1.0 million paid at closing, $1.0 million to be paid 30 days after closing and $1.0 million to be paid 60 days after closing).

Johnson-Leiber is a full-service food brokerage firm with operations in Spokane, Washington; Portland, Oregon; Billings, Montana; and Anchorage, Alaska. The company had 1999 revenues of over $10 million.

Commenting on the acquisition, Gerald Leonard, president and chief executive officer of Marketing Specialists, stated, "The acquisition of Johnson-Leiber not only strengthens our geographic coverage in the important Pacific Northwest region, it also enhances the services we can provide to the growing number of manufacturers we represent on a national basis. Johnson-Leiber is a preeminent food broker in the region, and their established business relationships will

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strengthen our ability to win assignments with manufacturers seeking to expand their presence among retailers in the Pacific Northwest.

"In addition, this acquisition, when integrated with our existing operations in the Northwest, should increase the annual EBITDA (earnings before interest, taxes, depreciation, and amortization) contributed from the region by approximately $2.5 million."

Marketing Specialists Corporation (f/k/a Merkert American Corporation) provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. With some 7,000 associates located in 65 offices throughout the nation, Marketing Specialists is one of the two largest food brokers in the United States.

                                      # # #

This press release contains forward-looking statements within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; the stockholder vote or other conditions relating to the Richmont merger; principal realignment as a result of the proposed merger, the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

                                      # # #

To receive Marketing Specialists' latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO. Use the Company's code, MKSP

                   Or visit the Company's pages at www.frbinc


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